SEVEN ARTS FILMED ENTERTAINMENT LOUISIANA LLC

As of August 15, 2009

New Moon Pictures LLC
900 Royal Street
New Orleans, Louisiana 70116

Seven Arts Pictures Louisiana LLC
c/o Claire Durio
Simon, Peragine, Smith & Redfearn, L.L.P.
1100 Poydras Street., 30th Floor
New Orleans, Louisiana 70163

Re: Loan and Security Agreement dated as of November 10, 2007

Gentlemen:

Please make reference to that certain Loan and Security Agreement entered into as of November 10, 2007 between New Moon Pictures LLC ("Lender") and Seven Arts Pictures Louisiana LLC ("Debtor"). In order to meet the requirements for the provider of financing of the United States Federal Income Tax Credits for historic rehabilitations, Lender hereby assigns to Seven Arts Filmed Entertainment LLC ("SAFELA") all its rights, titles and interests under the Loan Agreement, including without limitation the right to payment of interest as provided in Paragraph 1 of the Loan Agreement. Except as set forth above, the Loan and Agreement shall continue in full force and effect. Lender shall have no further rights or liabilities pursuant to the terms of the Loan Agreement.

Please confirm your agreement to the foregoing by signing below where indicated.

Very truly yours,

SEVEN ARTS FILMED ENTERTAINMENT
LOUISIANA LLC

By: ______________________

AGREED AND ACCEPTED:

NEW MOON PICTURES LLC

By: ______________________

807 Esplanade Avenue
New Orleans, Louisiana 70116

AGREED AND ACCEPTED:

SEVEN ARTS PICTURES LOUISIANA LLC

By: ______________________

LOAN AND SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the "*Agreement*") is entered into as of this 10th day of November, 2007, between New Moon Pictures LLC (referred to hereafter as "*Lender*"), on the one hand, and Seven Arts Pictures Louisiana LLC (referred to hereafter as "*Debtor*"), on the other hand, with reference to the following:

A. Debtor is the owner of that certain real property commonly known as 807 Esplanade Ave., New Orleans, LA 70116 ("the Property") and intends to improve and rehabilitate the Property and install trade fixtures in the Property (the "Property Costs").

B. Debtor has requested of Lender that Lender provide a loan facility of $10,000,000 for the purpose of paying Property Costs, which will include all sums advanced by Advantage Capital Community Development Fund LLC ("Ad Cap") pursuant to its loan agreement related to the Property. Lender intends to establish a post production business at the Property and anticipates that it will enter into a lease agreement with Debtor for this purpose.

C. Debtor has agreed to grant Lender a security interest to secure full and prompt payment of all obligations herein as more specifically set forth below.

NOW THEREFORE, in consideration of the promises contained in this Agreement, the parties agree as follows:

1. <u>LOAN FACILITY</u>: Lender hereby agrees to advance to Debtor up to $10,000,000 ("Loan") in amounts approved by Lender for a payment of Property Costs. Debtor shall repay the Loan on or before December 31, 2012 together with interest at the rate of 12.5% per annum, except that the interest rate prior to the month ending March 31, 2008 shall be only the interest rate charged to Debtor by Ad Cap. Debtor's obligation to repay Loan and interest thereon and all of its obligations hereunder shall be referred to as the "Obligations." Lender shall be entitled to a loan and advance fee (including its legal and accounting costs) of $150,000.

2. <u>GRANT OF SECURITY</u>: As security for the Borrower's obligation to repay the Loan and fulfill all other Obligations, Debtor hereby grants and assigns to Lender a continuing and first position security interest (superior to any other lien, encumbrance or interest granted by Debtor, except as provided in Section 3 below) property in all of Debtor's right, title and interest in and to the following items (the "*Tax Credit Collateral*"):

    (a) Tax Credit Collateral: All of the Louisiana motion picture infrastructure act tax credits and Louisiana and federal historic rehabilitation credits generated by or in any way resulting from investment in the Property (the "Credits").

    (b) Proceeds: All products and proceeds of any kind or character of any and all of the foregoing.

3. REPRESENTATIONS AND WARRANTIES: Debtor represents and warrants as follows:

(c) Debtor owns the Tax Credit Collateral and all rights thereunder. Any and all of the proceeds generated from the sale of the Credits are free and clear of any superior lien, superior security interest, superior charge or superior encumbrance other than that granted hereunder and no effective financing statement or other instrument similar in effect covering all or any part of the Tax Credit Collateral is on file in any recording office, except as such may have been filed in favor of Lender or Ad Cap.

(d) No superior interest in, superior right to, superior pledge of or superior lien against any of the Tax Credit Collateral has been granted to or created in favor of any other person or entity, except to Ad Cap.

4. FURTHER ASSURANCES:

(e) To the extent consistent with this Agreement, Debtor will execute and file any financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Lender may request, in order to perfect and preserve the security interests granted or purported to be granted hereby;

(f) Debtor hereby authorizes Lender to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Tax Credit Collateral without the signature of Debtor where permitted by law; and

2. LENDER APPOINTED ATTORNEY-IN-FACT: If the Obligations are not paid when due, Debtor hereby irrevocably appoint Lender as Debtor's attorney-in-fact, with full authority in the place and stead of Debtor, and in the name of Debtor or otherwise, from time-to-time in Lender's sole discretion, to take any action consistent with this Security Agreement and to execute any instrument consistent with this Security Agreement which Lender may deem reasonably necessary or advisable to accomplish the purpose and effect of this Agreement including, without limitation:

(a) To ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for monies due and to become due under or in respect of any of the Collateral; and

(b) To receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above.

3. LENDER MAY PERFORM: If the Debtor fails to perform any obligation or requirement contained herein, Lender may, in its sole discretion, perform, or cause performance of, such obligation or requirement.

4. REMEDIES: If the Obligations are not paid when due:

(a) Lender may exercise with respect to the Tax Credit Collateral, in addition to other rights and remedies provided herein or otherwise available to Lender, including but not limited to Lender's rights under this Agreement, all of the rights and remedies available to a secured party experiencing a default which rights and remedies are available under the Uniform Commercial Code (the "Code") (whether or not the Code applies to the affected Collateral) and also may (i) require Debtor to, and Debtor hereby agrees that they will, at their expense and at the request of Lender forthwith, assemble all or part of the Tax Credit Collateral, as directed by Lender and make it available to Lender at a place to be designated by Lender which is reasonably convenient to both parties and (ii) without notice except as specified below, sell the Tax Credit Collateral or any part thereof in one or more parcels at public or private sale, at any of the Lender's offices or elsewhere, for cash, on credit prices and upon such other terms as Lender may deem commercially reasonable. Debtor agrees that, to the extent notice of sale shall be required by law, at least ten (10) business days' notice to Debtor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefore, and such sale may, with notice, be made at the time and place to which it was so adjourned; and

(b) All cash proceeds received by Lender in respect of any sale of, collection from, or other realization upon all or any part of the Tax Credit Collateral must then be applied to the Obligations. Any surplus of such cash or proceeds held by Lender and remaining after payment in full of such portion of the Obligations, and all amounts payable to Lender pursuant to paragraph 7 of this Agreement, shall be paid over to Debtor, or to whomsoever may be lawfully entitled to receive such surplus.

5. INDEMNITY AND EXPENSES:

(a) Debtor agrees to indemnify and hold Lender, its affiliates and all of their respective officers, directors, employees, agents and representatives harmless from and against any and all claims, losses and liability growing out of or resulting from this Agreement; and

(b) Debtor will upon demand pay to Lender the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents which Lender may incur in connection with (i) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Tax Credit Collateral, (ii) the exercise or enforcement of any of the rights of Lender hereunder, or (iii) the failure by Debtor to perform or observe any of the provisions hereof.

6. REPRESENTATION BY COUNSEL: The parties hereto represent and warrant that they have had the opportunity to be represented by independent counsel in the negotiation and consummation of this Agreement and the transactions contemplated herein or have

voluntarily waived their rights to discuss this Agreement with and be advised by such legal counsel.

7. CONTINUING SECURITY INTEREST; TRANSFER OF NOTES: This Security Agreement shall create a continuing priority security interest in the Tax Credit Collateral, subject to the continuing superior security interest of the LEAP Lien, as described above, and shall (i) remain in full force and effect until payment in full of the Obligations, (ii) be binding upon the Debtor and its successors and assigns and (iii) inure, together with the rights and remedies of Lender hereunder, to the benefit of Lender, its successors, transferees and assigns. Without limiting the generality of the foregoing clause, no assignment by any party of its or his rights hereunder shall release or diminish such party's obligation hereunder. Upon the payment in full of the Obligations, the security interest granted hereby shall terminate. Upon such termination, Lender will execute and deliver to the Debtor such documents as Debtor shall reasonably request to evidence such termination.

8. APPLICABLE LAW AND SEVERABILITY: This Agreement shall in all respects be governed by and construed in accordance with the laws of Louisiana applicable to agreements executed and to be wholly performed with Louisiana. Nothing contained herein shall be construed so as to require the commission of any act contrary to law, and whenever there is any conflict between provision contained herein and any present or future statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, the latter shall prevail and the provision of this document which is affected shall be curtailed and limited only to the extent necessary to bring it within the requirements of law.

9. VENUE AND JURISDICTION: Debtor hereby agree (i) that any litigation, action or proceeding arising out of or relating to this Security Agreement may be instituted in any state or federal court located in the Eastern District of the State of Louisiana, (ii) that they waive all objections which they might have now or hereafter have with regard to the venue of such tribunal, (iii) that they irrevocably and unconditionally submit to the jurisdiction and venue of any such court, and (iv) that they hereby waive any claim or defense of inconvenient forum. Debtor consents to service of process by registered mail, return receipt requested, or any other lawful means, and expressly waive the benefit of any contrary provision of foreign law.

10. AUTHORIZATION: Debtor hereby represents and warrants that undersigned is the authorized representative of the Company, has the authority to bind the Company, that the Company is in good standing in the jurisdictions in which the Company is required to be qualified, that Company has the power and authority to own its properties and to transact the business in which it is engaged in all places at which it engages in business; that the Company has taken all actions required to be taken in connection herewith; and that upon execution of this Security Agreement by the undersigned, this Security Agreement will constitute a legal, valid and binding obligation of Debtor and will be enforceable against as set forth herein.

11. MISCELLANEOUS:

(a) This Agreement with the documents, instruments and agreements referred to herein embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof; and

(b) No failure to exercise, and no delay in exercising any right power or remedy hereunder or under any agreement referred to herein shall impair any right power or remedy which Lender may have, nor shall any such delay be construed to be a waiver of any such rights, powers or remedies or an acquiescence in any breach of default under this Security Agreement or any agreement referred to herein nor shall any waiver of any breach or default of Debtor hereunder be deemed a waiver of any default or breach subsequently occurring. The rights and remedies herein specified are cumulative and not exclusive of any rights or remedies which Lender would otherwise have.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date set forth above.

NEW MOON PICTURES LLC

By: ______________________

SEVEN ARTS PICTURES LOUISIANA LLC

By: ______________________
Name:
Title: